Exhibit 10.238
NINTH AMENDMENT TO CREDIT AGREEMENT

NINTH AMENDMENT TO CREDIT AGREEMENT (this “Ninth Amendment”), dated as of February 9, 2011, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Borrower”), various financial institutions that are party to the Credit Agreement referred to below (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Administrative Agent and The Bank of Nova Scotia, as syndication agent, are parties to that certain Credit Agreement, dated as of June 15, 2007, as amended by that certain First Amendment to Credit Agreement dated as of July 9, 2008, that certain Second Amendment to Credit Agreement dated as of September 29, 2008, that certain Third Amendment to Credit Agreement dated as of November 17, 2008, that certain Fourth Amendment to Credit Agreement dated as of February 4, 2009, that certain Fifth Amendment to Credit Agreement dated as of February 25, 2009, that certain Sixth Amendment to Credit Agreement dated as of June 25, 2009, that certain Seventh Amendment to Credit Agreement dated as of August 7, 2009, and that certain Eighth Amendment to Credit Agreement dated as of November 19, 2010 (as so amended, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain modifications to the Credit Agreement as set forth herein;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

1. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Cumulative Adjusted Net Income” means, at any time for any determination thereof, Adjusted Net Income of the Borrower and its Subsidiaries for the period (taken as one accounting period) commencing on January 1, 2011 and ending on the last day of the then most recently ended Fiscal Quarter of the Borrower.

“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its obligations to make any Loans hereunder (including any Mandatory Borrowing) or defaults in its obligation to fund its reimbursement obligations in respect of any Letter of Credit in accordance with Section 4.4 on the date required to be funded by it hereunder (unless such obligation is the subject of a good faith dispute), and such failure or default is continuing, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect except to the extent any such obligation is the subject of a good faith dispute, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the

Administrative Agent that it will comply with its funding obligations hereunder except to the extent subject to a good faith dispute, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) indicated its consent to, approval of or acquiescence in, any such proceeding or appointment (unless, in each case, such Lender has confirmed it will comply with its obligations hereunder and each of the Borrower, the Administrative Agent and the Issuer is reasonably satisfied that such Lender is able to continue to perform its obligations hereunder); provided that a Lender shall not be a Defaulting Lender solely by virtue of the control of or ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Excepted Acquisition” means a Business Acquisition pursuant to which (a) Operations or any of its Subsidiaries acquires a franchisee or the operations of a franchisee, of the “Dollar” brand or “Thrifty” brand vehicle rental business that, in each such case, was a franchisee of, or was conducted as a franchisee of, Dollar or Thrifty on the Ninth Amendment Effective Date, (b) neither the Borrower nor any of its Subsidiaries incurred, created, assumed, suffered to exist or became liable with respect to, any Indebtedness in connection with such Business Acquisition (other than Vehicle Debt and Indebtedness permitted under clause (q) of Section 8.2.2), and (c) the aggregate amount of the Investments made by Operations and its Subsidiaries in connection with such Business Acquisition, when added to the aggregate amount of all other Investments made by Operations and its Subsidiaries in connection with any Excepted Acquisition during the fiscal year in which such Business Acquisition is being consummated, does not exceed $25,000,000.

2. Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions thereto in their appropriate alphabetical order:

“Corporate Interest Expense” means, for any applicable period, (a) Non-Vehicle Interest Expense for such period plus (b) interest expense during such period associated with Recourse Vehicle Debt in excess of $325,000,000.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Interest Coverage Ratio” means, for any applicable period, the ratio of (a) Corporate EBITDA for such period to (b) Corporate Interest Expense for such period.

“Ninth Amendment” means the Ninth Amendment, dated as of February 9, 2011, to this Agreement.

“Ninth Amendment Effective Date” means the “Ninth Amendment Effective Date”, as defined in the Ninth Amendment.

“Section 8.2.5(g) Canadian Conditions” means the following conditions with respect to any applicable Investment made under clause (iii) of Section 8.2.5(g):

(a) the Borrower shall not have borrowed Revolving Loans to fund such Investment;

(b) on the date of such Investment, upon giving effect thereto, there shall be at least $100,000,000 of unused and available Revolving Loan Commitments and/or Unrestricted Cash at the Borrower and the Subsidiary Guarantors (on a consolidated basis); and

(c) at least three (3) Business Days prior to the making of such Investment, the Borrower shall have provided a written notice to the Administrative Agent setting forth the amount of the Investment to be made and the date on which the Investment will be made, and certifying that the Investment is being made in compliance with the provisions of Section 8.2.5(g)(iii).

“Section 8.2.5(g) RCFC Conditions” means the following conditions with respect to any applicable Investment made under clause (ii) of Section 8.2.5(g):

(a) the Borrower shall not have borrowed Revolving Loans to fund such Investment;

(b) the aggregate amount of Investments made under clause (ii) of Section 8.2.5(g) for the purpose of funding the purchase of vehicles or payments on Indebtedness owed by RCFC under an MTN Program, a CP Program or a Conduit Program at any time outstanding shall not exceed the excess, if any, of (x) $200,000,000, over (y) the then-outstanding amount (if any) of Investments permitted by Section 8.2.5(a) that were used to fund the purchase of vehicles or payments on Indebtedness owed by RCFC under an MTN Program, a CP Program, or a Conduit Program;

(c) on the date of such Investment, upon giving effect thereto, there shall be at least $100,000,000 of unused and available Revolving Loan Commitments and/or Unrestricted Cash at the Borrower and the Subsidiary Guarantors (on a consolidated basis); and

(d) at least three (3) Business Days prior to the making of such Investment, the Borrower shall have provided a written notice to the Administrative Agent setting forth the amount of the Investment to be made and the date on which the Investment will be made, and certifying that the Investment is being made in compliance with the provisions of Section 8.2.5(g)(ii).

3. The definitions of “Canadian Securitization Letters of Credit”,  “Canadian Securitization Program Documents”, “Conduit Enhancement Letter of Credit”, “Excess Application Amount”, “Excess Liquidity”, "Maximum Enhancement Letter of Credit Amount," "Maximum CP Enhancement Letter of Credit Amount," "Maximum Canadian Securitization Letter of Credit Amount," “Maximum Series 2005-1 Pre-Insurer Related Amortization Event Letter of Credit Amount”, “Pro Rata Application”, "Post-2007 MTN Program," "Post-2007 MTN Enhancement Letter of Credit", “Series 2005-1 Enhancement Letter of Credit”,  “Series 2005-1 Letter of Credit Outstandings”,  “Series 2005-1 Insurer”,  “Series 2005-1 Supplement”, “Tangible Net Worth”, “Total Capacity” and “Total Cash Equivalents” in Section 1.1 of the Credit Agreement are hereby deleted.

4. The proviso at the end of the definition of "Capital Expenditures" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided, however, that the term Capital Expenditures shall not include any such amounts made or incurred in connection with Permitted Business Acquisitions other than Excepted Acquisitions (it being understood, for the avoidance of doubt, that the term Capital Expenditures shall include all expenditures and Capital Lease Liabilities referenced in clauses (a) and (b) of this definition in respect of Excepted Acquisitions).

5. The words “or (t)” are hereby inserted into the first sentence of the definition of “Net Issuance Proceeds” immediately after the words “except clause (r)”.

6. The last sentence of subsection (b) of Section 2.1.1 of the Credit Agreement is hereby deleted.

7. The last sentence of subsection (c) of Section 2.1.1 of the Credit Agreement is hereby deleted.

8. The last sentence of subsection (b) of Section 3.1 of the Credit Agreement is hereby deleted.

9. Clauses (C), (D), (E), and (F) of clause (ii) of subsection (a) of Section 4.1 of the Credit Agreement are each hereby deleted.

10. The penultimate sentence of Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding any provision contained in the foregoing to the contrary, the Borrower may not request the issuance of, and the Issuer shall not have any obligation to issue, any Letter of Credit at any time when, and so long as, there shall be outstanding in the aggregate 75 Letters of Credit, unless otherwise consented to by the Issuer and the Administrative Agent.

11. The last sentence of Section 4.1 of the Credit Agreement is hereby deleted.

12. Subsection (c)(ii) of Section 5.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Intentionally Deleted”

13. Subsection (h) of Section 8.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h)           as soon as available and in any event no later than 45 days after the first day of each Fiscal Year of the Borrower, commencing with the Fiscal Year beginning January 1, 2011, a budget for the next Fiscal Year, prepared on a monthly basis by quarter for such Fiscal Year of the Borrower containing (A) a consolidated projected balance sheet of each of the Borrower and its Subsidiaries, prepared on a monthly basis by quarter for such Fiscal Year, (B) consolidated statements of operations and cash flow of the Borrower and its Subsidiaries, prepared on a monthly basis by quarter for such Fiscal Year, and (C) budgets and forecasts with respect to such segments of the businesses of the Borrower and its Subsidiaries, and substantially in such formats and detail, as were being periodically prepared by the Borrower and its Subsidiaries for internal purposes prior to the Ninth Amendment Effective Date, as more particularly described on Schedule 8.1.1(h);

14. Subsection (l) of Section 8.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(l)           as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, a vehicle fleet financing report substantially in the form of Exhibit O attached hereto; and

15. Subsection (d) of Section 8.1.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)           Within 60 days after each date on which the Borrower or any of the Subsidiary Guarantors acquires any Rentable Vehicle after the Fifth Amendment Effective Date that is not subject to or required to be subject to any other Lien and that has not been, and is not scheduled for at least 60 days to be, delivered to auction for sale or otherwise sold, if after giving effect to the acquisition of such Rentable Vehicle the aggregate book value of all Rentable Vehicles meeting the foregoing criteria exceeds $50,000,000, the Borrower will, or will cause such Subsidiary Guarantor to, as applicable, make the filings and take such other action within the Borrower’s or such Subsidiary Guarantor’s control as may be necessary to grant to the Collateral Agent a first priority, perfected Lien on such Rentable Vehicle and all other Rentable Vehicles at such time meeting the foregoing criteria (including the first $50,000,000 of book value thereof) and then owned by the Borrower and the Subsidiary Guarantors.

16. Section 8.1.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:  "Intentionally Deleted.",

17. The reference to “June 15, 2015” in clause (r) of Section 8.2.2 of the Credit Agreement is hereby deleted and replaced with “June 15, 2014”.

18. Clause (t) of Section 8.2.2 of the Credit Agreement is hereby redesignated as clause (u) of such Section 8.2.2; the word "and" is hereby deleted from the end of clause (s) of such Section 8.2.2; and the following clause (t) is hereby added to Section 8.2.2 of the Credit Agreement between clauses (s) and (u) thereof:

(t)           unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $250,000,000 at any time outstanding (i) with respect to which, at least five Business Days prior to the incurrence thereof, the Borrower shall have provided to the Administrative Agent a Compliance Certificate executed by the chief financial Authorized Officer of the Borrower certifying and showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) that, on a historical pro forma basis (after giving effect to such incurrence of unsecured Indebtedness and all transactions related thereto as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower), the Borrower would be in compliance with Section 8.2.4 as of the last day of such Fiscal Quarter, (ii) that matures, and as to which no principal payment is payable (for the avoidance of doubt, excluding mandatory repurchase obligations customary in the market for such unsecured Indebtedness) until, at least one year after the earlier of the Term Loan Maturity Date and the Revolving Loan Maturity Date, and (iii) as to which the covenants and agreements of the Borrower in connection with such Indebtedness do not include (A) any covenant with respect to the maintenance of any specified level (or amount determined by a formula) of income (however defined), any financial ratio or any other financial maintenance covenant, or (B) any event of default (or other event or circumstance that, either immediately or with the giving of notice and/or the passage of time would result in the acceleration (or would give the holder of such Indebtedness or an agent for such holder the right to cause the acceleration) of any or all of such Indebtedness or would give the holders of such Indebtedness the right to require the Borrower to repay some or all of such Indebtedness prior to its maturity), in each case in respect of this clause (B) directly or indirectly due to or on the basis of the failure of the Borrower and/or any of its Subsidiaries to maintain any specified level (or amount determined by a formula) of income (however defined), any financial ratio or any other financial maintenance covenant; provided, that the Borrower shall apply the Net Issuance Proceeds of such unsecured Indebtedness in accordance with the provisions of Section 3.1(e) hereof to repay Term Loans if and to the extent then outstanding; and

19. The proviso at the end of Section 8.2.2 is hereby amended and restated in its entirety to read as follows;

Provided, however, that no Indebtedness otherwise permitted by clause (f), (g), (i), (j), (k), (p), (q), (r), (t) or (u) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

20. Section 8.2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        Section 8.2.4                      Financial Condition Covenants.

(a)           Leverage Ratio.  The Borrower will not permit the Leverage Ratio to be greater than 2.25 to 1.00 at any time.

(b)           Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio for any period of four consecutive Fiscal Quarters of the Borrower to be less than 2.00 to 1.00.

21. Clause (g) of Section 8.2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g)           Investments by the Borrower or a Subsidiary Guarantor in Subsidiaries of the Borrower that are not permitted by the preceding clause (f) or succeeding clause (h)  (exclusive of such Investments existing as of the date hereof and identified in Item 8.2.5(a) (“Ongoing Investments”) of the Disclosure Schedule), by way of contributions to capital, the making of loans or advances or the incurrence of Contingent Liabilities, to the extent the aggregate amount of such Investments (i) in such Subsidiaries (other than RCFC and other than as permitted by clause (iii) of this clause (g)) do not exceed $50,000,000 at any time outstanding, (ii) in RCFC are for the purpose of satisfying any credit enhancement of any Segregated Series of Notes and/or purchasing vehicles and/or funding payments on Indebtedness owed by RCFC under an MTN Program, a CP Program, or a Conduit Program and do not exceed (for all such Investments under this clause (ii) in the aggregate) the sum of (I) $250,000,000 (to the extent that such Investments are made on the Initial Borrowing Date with the proceeds of Term Loans) and (II) $75,000,000 at any time outstanding, provided, that Investments under this clause (ii) are permitted for the purpose of funding the purchase of vehicles or payments on Indebtedness owed by such Subsidiary under an MTN Program, a CP Program, or a Conduit Program only if and to the extent that the Section 8.2.5(g) RCFC Conditions are satisfied with respect thereto, and (iii) made after the Ninth Amendment Effective Date in such Subsidiaries organized or operating in Canada for the purpose of providing enhancement for a Canadian Securitization Program and/or purchasing vehicles and/or funding payments on Indebtedness owed by such Subsidiary under Canadian Securitization Programs do not exceed (for all such Investments under this clause (iii) in the aggregate) $125,000,000 at any time outstanding, provided, that Investments under this clause (iii) are permitted for the purpose of funding the purchase of vehicles or payments on Indebtedness owed by such Subsidiary under Canadian Securitization Programs only if and to the extent that the Section 8.2.5(g) Canadian Conditions are satisfied with respect thereto;

22. Clause (iv) of subsection (a) of Section 8.2.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv) make a Distribution to the Borrower to the extent necessary to enable the Borrower to (A) make a Distribution declared by the Borrower (but in no event exceeding the amount of such Distribution permitted to be made by the Borrower pursuant to the succeeding clause (b)) or (B) purchase or redeem any shares of any class of the Borrower’s Capital Stock or warrants, options or other rights with respect thereto held by the Borrower’s stockholders (but in no event exceeding the amount of such purchase or redemption permitted to be made by the Borrower pursuant to the succeeding clause (b)), in each case, so long as, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and the Distribution or the purchase or redemption, as applicable, to be made by the Borrower is made substantially concurrently with the time Operations or Thrifty makes its Distribution;

23. Subsection (b) of Section 8.2.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           the Borrower will not declare, pay or make any Distribution with respect to any shares of its Capital Stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) of the Borrower; provided, however, that the Borrower may declare, pay and make cash Distributions to, and the Borrower (or any of its Subsidiaries) may purchase or redeem any shares of any class of the Borrower’s Capital Stock or warrants, options or other rights with respect thereto held by, the Borrower’s stockholders in any Fiscal Year, so long as

(i)           both before and after giving effect to any such payment, purchase or redemption, no Default shall have occurred and be continuing,

(ii)           the aggregate amount of all Distributions, purchases and redemptions to be made by the Borrower and its Subsidiaries pursuant to this clause (b) after the Ninth Amendment Effective Date does not exceed the sum of (I) $50,000,000 plus (II) 50% of Cumulative Adjusted Net Income at such time (it being understood that if the Cumulative Adjusted Net Income is less than zero, then minus 100% of such loss), and

(iii)           there shall be, on the date of each such Distribution, purchase or redemption (and after giving effect to such Distribution, purchase or redemption), at least $100,000,000 of unused and available Revolving Loan Commitments and/or Unrestricted Cash at the Borrower and the Subsidiary Guarantors (on a consolidated basis);

24. Subsection (b) of Section 8.2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           so long as no Default has occurred and is continuing or would occur after giving effect thereto, Operations or any of its Subsidiaries may enter into or consummate any Excepted Acquisition that is a Permitted Business Acquisition.

25. Clause (iv) of Section 8.2.13 of the Credit Agreement is hereby redesignated as clause (v) of such Section 8.2.13; and the following clause (iv) is hereby added to Section 8.2.13 of the Credit Agreement between clauses (iii) and (v) thereof:

(iv)  customary restrictions pursuant to any agreement relating to any unsecured Indebtedness permitted pursuant to clause (t) of Section 8.2.2, provided that (A) such restrictions do not prohibit the creation or assumption of any Lien upon any of the Borrower’s or its Subsidiaries’ properties, revenues or assets, whether now owned or hereafter acquired, required to be created or assumed pursuant to the Loan Documents, and (B) the exception in this clause (iv) shall not apply in respect of the prohibition set forth in clause (b) above; or

26. The parenthetical in clause (a) of Section 8.2.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(other than Indebtedness under this Agreement or any other Loan Document, any Demand Capitalization Note, any guaranty of Vehicle Debt, any intercompany Indebtedness pursuant to clause (l) of Section 8.2.2, any Subordinated Debt pursuant to clause (r) of Section 8.2.2 or any unsecured Indebtedness pursuant to clause (t) of Section 8.2.2)

27. Clause (b) of Section 9.1.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           An Amortization Event (as defined in the Base Indenture) shall have occurred (other than an Amortization Event under those certain Series 2006-1 notes, issued March 28, 2006, and Series 2007-1 notes, issued May 23, 2007, resulting from an Event of Bankruptcy with respect to a Series Insurer under a Base Indenture Supplement), or RCFC shall become unable to finance the purchase of Vehicles in the ordinary course of its business pursuant to the MTN Program, the Conduit Program, the CP Program or any other material program or facility established for the purchase of Vehicles and the Borrower, Operations or Thrifty, as the case may be, shall have failed to replace the MTN Program, Conduit Program, CP Program or other material program or facility, as the case may be, with an alternative source of financing having terms acceptable to the Required Lenders within 30 days of such occurrence.

28. Clause (iii) of the first proviso in clause (y) of Section 11.11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)  (A) the consent of the Issuer and the Administrative Agent in each case shall be required in connection with any such assignment pursuant to clause (y) above and, so long as no Default then exists, the consent of the Borrower in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed, provided, however, that for the first 45 days following the Initial Borrowing Date, assignments by DBTCA shall not require the consent of the Borrower), and (B) the consent of the Issuer (not to be unreasonably withheld or delayed) shall be required in connection with any such assignment pursuant to clause (x) above (other than any such assignment of Term Loans), provided that the only basis on which the Issuer shall have the right to reasonably withhold its consent to any such assignment shall be due to the Issuer's reasonable concern regarding the creditworthiness of the proposed assignee, the basis for which concern shall be described in a writing provided to the Borrower, within ten Business Days after receipt of the request for consent to the assignment, by the Issuer,

29. The portion of Section 11.11.3 of the Credit Agreement following clause (iv) thereof through the end of Section 11.11.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

or in the event that an RL Lender is otherwise a Defaulting Lender, then (other than during the continuance of an Event of Default), (x) at the request of any Issuer or the Administrative Agent, each Issuer shall, unless and until the Administrative Agent shall have received a notice from the Borrower validly delivered to such RL Lender pursuant to clause (y) below,  have the right, but not the obligation, upon notice to such RL Lender, the Borrower and the Administrative Agent, to replace such RL Lender with an Eligible Assignee (a “Replacement  Lender”) reasonably acceptable to the Borrower, each Issuer and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required under this clause (x) if the Replacement Lender is an existing RL Lender that is not a Defaulting Lender and no such consent of the Borrower shall be required during the continuance of an Event of Default), and (y) so long as no Event of Default has occurred and is continuing, the Borrower shall, unless and until the Borrower shall have received a notice from the Administrative Agent or any Issuer validly delivered to such RL Lender pursuant to clause (x) above, have the right, but not the obligation, upon notice to such RL Lender, each Issuer and the Administrative Agent, to replace such RL Lender with a Replacement Lender reasonably acceptable to each Issuer, the Borrower, and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required under this clause (y) if the Replacement Lender is an existing RL Lender that is not a Defaulting Lender).

Each such RL Lender that is being replaced by a Replacement Lender pursuant to the foregoing hereby agrees to assign and delegate (in accordance with Section 11.11.1) all its rights and obligations under this Agreement and any other Loan Document to which it is a party (including all of its Loans, participations in Letter of Credit Outstandings, Commitments and Reimbursement Obligations) to such Replacement Lender and execute and deliver, on or prior to the day that the conditions set forth below are satisfied, an assignment agreement necessary to effectuate any assignment of such RL Lender’s interests hereunder; provided that (i) such assignment shall be without recourse, representation or warranty (other than that the Loans, participations in Letter of Credit Outstandings, Commitments and other rights being assigned, are free and clear of any Liens created or consented to by such RL Lender), and (ii) the purchase price to be paid by the Replacement Lender for such RL Lender’s Loans, participations, Commitments and other rights and obligations shall be the purchase price agreed between such RL Lender and the Replacement Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of such RL Lender’s Loans (including, and together with, the amount of any reimbursement of such RL Lender of the Issuer pursuant to Section 4.4  that has not been repaid to such RL Lender), together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 5.2 through (and including) 5.6, which shall be paid by the Borrower), owing to such RL Lender hereunder. Upon any such assignment and delegation, the Replacement Lender shall in accordance with Section 11.11.1 become a party to each Loan Document to which such replaced RL Lender is a party and shall have the rights and obligations of an RL Lender thereunder and such replaced RL Lender shall be released from its obligations hereunder and each other Loan Document to the extent of such assignment and delegation but shall continue to be entitled to the benefits of, and subject to the obligations of, any provision of this Agreement which by its terms survives the termination of this Agreement.

30. Schedule 8.1.1(h) attached hereto is hereby added to the Credit Agreement as Schedule 8.1.1(h) thereto.

31. Schedule V to the Credit Agreement is hereby replaced by Schedule V attached hereto.

II. Miscellaneous Provisions.

1.  In order to induce the Lenders to enter into this Ninth Amendment, the Borrower hereby represents and warrants that:

(a)   no Default or Event of Default exists on the Ninth Amendment Effective Date (as defined below), immediately before and after giving effect to this Ninth Amendment; and

(b) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Ninth Amendment Effective Date immediately before and after giving effect to this Ninth Amendment, with the same effect as though such representations and warranties had been made on and as of the Ninth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.           This Ninth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

3.           This Ninth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.           THIS NINTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.           This Ninth Amendment shall become effective on the date (the “Ninth Amendment Effective Date”) when:

(i)           the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to:

Bingham McCutchen LLP
One State Street
Hartford, Connecticut
Attention:  Peter Bruhn
Fax: (860) 240-2800
Email: peter.bruhn@bingham.com

(ii)          the Administrative Agent shall have received the wire transfer of immediately available funds, for the ratable account of each Lender signatory hereto, a fee equal to 0.25% of the sum of (A) the aggregate outstanding principal amount of Term Loans plus (B) the aggregate amount of Revolving Loan Commitments of the Lenders, in each case as of the Ninth Amendment Effective Date and who have consented to this Ninth Amendment on or prior to the Ninth Amendment Effective Date;

(iii)         the Borrower shall have paid to Bingham McCutchen LLP, special counsel to the Administrative Agent, by wire transfer of immediately available funds, all reasonable fees and expenses (as set out in a written summary invoice received by the Borrower at least one Business Day prior to the Ninth Amendment Effective Date) owed to Bingham McCutchen LLP as of the date of such invoice in connection with the Loan Documents, the Obligations and the administration thereof, including all fees and expenses incurred in connection with the preparation, negotiation and execution of this Ninth Amendment and the transactions contemplated to be effected in connection with such execution and with the satisfaction of the conditions to the occurrence of the Ninth Amendment Effective Date (it being understood that the Borrower agrees to pay such fees and expenses regardless of whether the Ninth Amendment Effective Date occurs); and

(iv)         the Administrative Agent shall have received an opinion of counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

provided, however, that in the event any of the foregoing conditions to effectiveness set forth in this Section 5 shall not have been met on or prior to February 10, 2011, it is understood and agreed that this Ninth Amendment (except for the agreement of the Borrower in clause (iii) above to pay fees and expenses) shall be of no force and effect whatsoever, and no party hereto shall have any right or obligation with respect to any other party whatsoever with respect to any agreement set forth herein, except as provided above with respect to such fees and expenses (all such other rights and obligations being governed in such event exclusively by the Credit Agreement, if and to the extent provided for therein, as in effect without regard to this Ninth Amendment).

6.           In order to induce the Lenders to enter into this Ninth Amendment, the Borrower and each of the Subsidiary Guarantors acknowledge and agree, on and as of the Ninth Amendment Effective Date (in the event that it occurs), that neither the Borrower nor any of the Subsidiary Guarantors is aware as of the Ninth Amendment Effective Date of any offset right (other than an offset right pursuant to any netting arrangement expressly provided for in a Rate Protection Agreement, provided that, for the avoidance of doubt, the Borrower acknowledges that no offset right of which the Borrower is aware pursuant to any netting arrangement expressly provided for in a Rate Protection Agreement would permit the Borrower to exercise such offset right against any Obligation under the Loan Documents except for amounts owed by the Borrower under such Rate Protection Agreement), counterclaim, right of recoupment or any defense of any kind against, or with respect to, any of their respective Obligations under the Loan Documents to any Agent, the Issuer, or any Lender relating to or arising out of this Ninth Amendment, the Credit Agreement, or any other Loan Document. On and as of the Ninth Amendment Effective Date (in the event that it occurs), the Borrower and each of the Subsidiary Guarantors unconditionally release, waive and forever discharge all claims, offsets, causes of action, rights of recoupment, suits or defenses of any kind whatsoever, whether arising at law or in equity, whether known or unknown, which the Borrower or the Subsidiary Guarantors might otherwise have as of, and only as of, the Ninth Amendment Effective Date against any Agent, the Issuer, or any Lender or any of their respective directors, shareholders, partners (general and limited), members, managers, officers, employees, attorneys, agents and Affiliates relating to or arising out of this Ninth Amendment, the Credit Agreement, or the other Loan Documents or the administration thereof on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind arising prior to or existing as of the Ninth Amendment Effective Date; provided that, subject to the proviso immediately following this proviso, nothing herein shall modify any offset right pursuant to any netting arrangement expressly provided for in a Rate Protection Agreement, and further provided that, in no event may any such offset right or netting arrangement be used to offset or net against, or constitute a defense to or give the Borrower a counterclaim or right of recoupment with respect to, any Obligation under the Loan Documents other than the applicable Rate Protection Agreement.  For the avoidance of doubt, nothing herein shall be construed as an acknowledgment by any Agent, the Issuer or any Lender that the Borrower or any of the Subsidiary Guarantors has any claims, offsets, causes of action, rights of recoupment, suits or defenses against any Agent, the Issuer, or any Lender.

7.           From and after the Ninth Amendment Effective Date, each reference in the Credit Agreement and in each of the other Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the Ninth Amendment Effective Date, pursuant to the terms of this Ninth Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officer or officers to execute and deliver this Ninth Amendment as of the date first above written.

             DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

             By_________________________________
             Name:
             Title:

Agreed and Acknowledged:

DTG OPERATIONS, INC. By_________________________________ Name: Title:	DTG SUPPLY, INC. By_________________________________ Name: Title:
THRIFTY RENT-A-CAR SYSTEM, INC. By_________________________________ Name: Title:	THRIFTY INSURANCE AGENCY, INC. By_________________________________ Name: Title:
THRIFTY CAR SALES, INC. By_________________________________ Name: Title:	TRAC ASIA PACIFIC, INC. By_________________________________ Name: Title:
THRIFTY, INC. By_________________________________ Name: Title:
DOLLAR RENT A CAR, INC. By_________________________________ Name: Title:

SIGNATURE PAGE TO THE NINTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and as a Lender

By__________________________________
Name:
Title:

By__________________________________
Name:
Title:

SIGNATURE PAGE TO THE NINTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

*Name of Lender: _______________________

By__________________________________
Name:
Title:

*Ninth Amendment to Credit Agreement was executed by each of the following lenders:

CANARAS SUMMIT CLO LTD
T. Rowe Price Institutional Floating Rate Fund
John Hancock Trust – New Income Trust
(f/k/a John Hancock Trust – Spectrum Income Trust)
GENERAL ELECTRIC CAPITAL CORPORATION
Genesis CLO 2007-1 Ltd.
Wells Fargo Bank, N.A.
MORGAN STANLEY BANK, N.A.
JPMorgan Chase Bank, N.A.
Bank of Oklahoma, N.A.
Green Island CBNA Loan Funding LLC
DENALI CAPITAL CLO VII, LTD.
Halcyon Loan Investors CLO I, LTD.
Halcyon Loan Investors CLO II, LTD.
Halcyon Structured Asset Management CLO I LTD.
Halcyon Structured Asset Management
Long Secured/Short Unsecured CLO 2006-1 LTD.
Swiss Capital Pro Loan Limited
Halcyon Structured Asset Management
Long Secured/Short Unsecured 2007-1 LTD.
Halcyon Structured Asset Management
Long Secured/Short Unsecured 2007-3 LTD.
Halcyon Structured Asset Management
Long Secured/Short Unsecured 2007-2 LTD.
THE BANK OF NOVA SCOTIA
Atrium III
Atrium IV
Atrium V
Atrium VI
Bentham Wholesale Syndicated Loan Fund
Castle Garden Funding
CSAM FUNDING II
CSAM FUNDING III
CSAM FUNDING IV
Madison Park Funding I, Ltd.
Madison Park Funding II, Ltd.
Madison Park Funding III, Ltd.
Madison Park Funding IV, Ltd.
Madison Park Funding V, Ltd.
International Bank of Commerce
Arvest Bank
Dryden XVIII Leveraged Loan 2007 Ltd.
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
Eaton Vance CDO IX Ltd.
EATON VANCE VT FLOATING-RATE INCOME FUND
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNP Paribas
UNICREDIT BANK AG, NEW YORK BRANCH
ING International (II) – Senior Loans
ING PRIME RATE TRUST
ING SENIOR INCOME FUND
ING INVESTMENT MANAGEMENT CLO IV, LTD.
NAVIGATOR CDO 2004, LTD.
RAYMOND JAMES BANK, FSB
AMEGY BANK NATIONAL ASSOCIATION
Primus CLO I, Ltd.
Primus CLO II, Ltd.
BAKER STREET FUNDING CLO 2005-1 LTD
BAKER STREET CLO II LTD.
MOUNTAIN VIEW FUNDING CLO 2006-I, LTD
MOUNTAIN VIEW CLO II LTD
MOUNTAIN VIEW CLO III LTD
RIDGEWORTH FUNDS –
SEIX FLOATING RATE HIGH INCOME FUND
ROCHDALE FIXED INCOME OPPORTUNITIES PORTFOLIO
HillMark Funding Ltd.
Stoney Lane Funding I, Ltd.
Credit Suisse AG, Cayman Islands Branch
SF-3 Segregated Portfolio
LANDMARK III CDO Limited
LANDMARK IV CDO Limited
LANDMARK V CDO Limited
LANDMARK VI CDO Limited
LANDMARK VII CDO Limited
LANDMARK VIII CLO Limited
LANDMARK IX CDO Limited
GREYROCK CDO Limited
Bank of America N.A.
FOUR CORNERS CLO 2005-I, Ltd.
ATLANTIS FUNDING LTD.
Invesco Floating-Rate Fund
KATONAH V, LTD.
Fullerton Capital Partners, L.P.
AMMC VIII, LIMITED
Bank of Tokyo-Mitsubishi UFJ Trust Company
Stone Tower CLO VIII Ltd.
UBS AG STAMFORD BRANCH
MIDFIRST BANK
BMO HARRIS FINANCING, INC.
(F/K/A BMO CAPITAL MARKETS FINANCING, INC.)

SCHEDULE V

FORM FOR REPORTING COMPLIANCE WITH SECTION 8.2.4

(000's)

Leverage Ratio:

Corporate Debt

Non-Vehicle Debt		$ -
Plus:	Recourse Vehicle Debt exceeding $325,000,000	-
	Unreminbursed drawings under letters of credit, etc.	-
Minus:	Lesser of all Unrestricted Cash and $50,000,000	-

	Corporate Debt (a)	$ -

Corporate EBITDA

Adjusted Net Income		$ -
Less:	Exclusions under EBITDA definition (a) (i) through (v)	-
Plus:	Aggregate Interest Expense	-
	Income tax expense	-
	Aggregate depreciation and amortization	-
	Non-cash charges in respect non-cash awards	-

EBITDA		-

Minus:	Vehicle depreciation	-
	Vehicle Interest Expense (other than interest on	-
	Recourse Vehicle Debt exceeding $325 million)	-

	Corporate EBITDA (b)	$ -

	Leverage Ratio (a/b)	-
	Maximum Leverage Ratio	2.25

	Coverage in Excess / (Below) Minimum Required	-

Interest Coverage Ratio:

Corporate Interest Expense

	Non-Vehicle Interest Expense	$ -
Plus:	Interest on Recourse Vehicle Debt exceeding $325 million	-

	Corporate Interest Expense (c)	$ -

	Interest Coverage Ratio (b/c)	-
	Minimum Interest Coverage Ratio	2.00

	Coverage in Excess / (Below) Minimum Required	-

Schedule 8.1.1(h)
Dollar Thrifty Automotive Group, Inc.
2011Forecast
Income Statement
($ in thousands)

Jan-11	Feb-11	Mar-11	Q1E	Apr-11	May-11	Jun-11	Q2E	Jul-11	Aug-11	Sep-11	Q3E	Oct-11	Nov-11	Dec-11	Q4E	2011E

Assumptions
Average Active Rental Fleet Size
Utilization
Rate Per Day
Y-o-Y Change (%)
Transaction Days
Y-o-Y Change (%)
Revenue Per Unit
Y-o-Y Change (%)

Average Lease Fleet Size
Average Lease Rate Per Month

Revenue
Vehicle Rentals
Fleet Leasing
Fees & Services
Other
Total Revenue
Y-o-Y Change (%)

Direct Vehicle / Operating
% of Total Revenue
Vehicle Depreciation
% of Total Revenue
Advertising & Marketing
% of Total Revenue
General & Admin
% of Total Revenue

Interest Expense, Net
Total Expenses

Pretax Income
Y-o-Y Change (%)
Income Tax Expense (Benefit)
Tax Rate
Net Income

Corporate EBITDA Calculation
Pretax Income
Non-Vehicle Interest Expense
Non-Vehicle Depreciation
Amortization
Performance Shares
Other
Corporate EBITDA
Margin

Dollar Thrifty Automotive Group, Inc.
2011Forecast
Cash Flow Statement and Restricted Cash Calculation
($ in thousands)

	Jan-11	Feb-11	Mar-11	Q1E	Apr-11	May-11	Jun-11	Q2E	Jul-11	Aug-11	Sep-11	Q3E	Oct-11	Nov-11	Dec-11	Q4E	2011E

STATEMENT OF CASH FLOWS

Cash Flows from Operating Activities
Net Income (Loss)
Depreciation
Vehicle Depreciation
Non-Vehicle Depreciation
Losses (Gains) on Disposition of Vehicles
Losses (Gains) on Sale of Property
Amoritzation
Goodwill Impairment
Provision for losses on AR
Writedown of software
Interest Income on Restricted Cash
Performance Share Incentive Plan
Change in FMV Derivatives
Change in Accounts Receivable
Change in OEM AR (including Chrysler)
Change in Prepaid Expenses & Other Assets
Change in Deferred Tax Asset
Change in Swap Assets
Change in Intangible Assets
Change in Accounts Payable
Change in Accrued Liabilities
Change in Swap Liabilities
Change in Vehicle Insurance
Change in Deferred Tax Liability
Change in LT Deferred Tax Liability
Other
Net Cash provided by (used in) Operating Activities

Cash Flows from Investing Activities:
(Purchases) of revenue earning vehicles
Proceeds from sales of revenue earning vehicles
(Purchases) of PP&E
Proceeds from sales of PP&E
Purchases of software
Change in restricted cash & investments
Acquisitions
Other
Net Cash provided by (used in) Investing Activities

Cash Flows from Financing Activities:
Proceeds from vehicle debt & other
Payments of vehicle debt & other
Proceeds from non-vehicle debt
Payments of non-vehicle debt
Non-vehicle financing issue costs
Vehicle financing issue costs
Common stock issuance
Other (swap liability equity adjustment in projected periods)
Net Cash provided by (used in) Financing Activities

Cash & Equivalents, Beginning Balance
Net Change in Cash and Cash Equivalents
Cash & Equivalents, Ending Balance

RESTRICTED CASH CALCULATION

Restricted Cash Calculation
Restricted Cash - Beginning Balance
Vehicle Depreciation
Vehicle Purchases
Vehicle Dispositions
Change in OEM Receivables
Vehicle Debt Proceeds / (Amortization)
New Equity from DTAG to RCFC
DTAG Cash Downstream to RCFC (gains on sale)
Adjustment in Actual Periods
Ending Restricted Cash

Dollar Thrifty Automotive Group, Inc.
2011Forecast
Balance Sheet
($ in thousands)

	Jan-11	Feb-11	Mar-11	Q1E	Apr-11	May-11	Jun-11	Q2E	Jul-11	Aug-11	Sep-11	Q3E	Oct-11	Nov-11	Dec-11	Q4E	2011E

Assets
Unrestricted Cash & Equivalents
Restricted Cash

Accounts & Notes Receivable
Trade Receivables
OEM Receivables (incl Chrysler)
Total Accounts Receivable

Prepaid Expenses & Other Assets

Net Book Value Vehicles

Property and Equipment, Net
Defered Tax Asset
Swap Asset
Software, net of amortization
Goodwill
Total Assets

Liabilities and Shareholder's Equity
Liabilities
Accounts Payable
Accrued Expenses
Swap Liability
Vehicle Insurance
Deferred Tax Liability - Current

Vehicle Debt
2007 Series Asset-backed Notes
2006 Series Asset-backed Notes
2005 Series Asset-backed Notes
2010 April VFN
2010 June VFN
2010 Nov VFN
2012 Notes
2013 Notes
Canada Limited Partnership Fleet Financing
Total Vehicle Debt
Non-Vehicle Debt
Term Loan
New Convertible Debt
Total Debt

Deferred Tax Liability - LT

Total Liabilities

Shareholder's Equity
Beginning Shareholder's Equity
Change in Other Shareholder's Equity
Retained Earnings - Current Period
Total Shareholder's Equity

Total Liabilities & Stockholder's Equity